Exhibit 99

GE 3Q 2015 EARNINGS

- 3Q Industrial operating + Verticals EPS $0.29, +16%
- 3Q GAAP EPS from continuing operations $0.28, 0%
- Reaffirms 2015 Industrial + Verticals EPS guidance
- GE plans to launch Synchrony share exchange next week, expects to retire 6–7% of GE float

GE INDUSTRIAL OPERATING + VERTICALS EPS	GAAP EPS FROM CONTINUING OPS	GE CFOA (YTD)	GE INDUSTRIAL + VERTICALS REVENUES	INDUSTRIAL SEGMENT SEGMENT PROFIT	INDUSTRIAL SEGMENT MARGINS
$0.29	$0.28	$6.5B	$27.9B	$4.5B	17.3%
+16%	0%	-9%, +23% Industrial CFOA	-2%, +2% organic, +4% Industrial segment organic	+5%, +9% organic	+100bps

HIGHLIGHTS

- Industrial segment operating profit +5%, +9% organic, 5 of 7 segments growing earnings, Oil & Gas flat organically
- Industrial segment organic revenues +4%
- Industrial segment operating margins +100 bps, gross margins +80 bps
- Industrial CFOA YTD $6.1 billion, +23%
- Backlog at $270 billion, +5% vs. 3Q'14
- Regulatory approval for acquisition of Alstom power & grid; deal close expected within weeks
- $0.02 per share uncovered restructuring

GE CAPITAL PORTFOLIO UPDATE

- Signed $126 billion of dispositions, ahead of plan; on track for goal of closing ~$100 billion by year-end
- Verticals performing well, EPS of $0.03 in 3Q; on track for ~$0.15 EPS in 2015
- Expect ~$3 billion dividend in 2015; on track for ~$18 billion in 2016
- Launching Synchrony share exchange next week

"In a volatile environment, GE performed well this quarter, with industrial profit growth, organic revenue growth, and margins up 100 basis points. Our GE Capital exit plan is ahead of plan and we expect GE Capital dividends to the parent of ~$3 billion for 2015. This week we announced the sale of $30 billion of commercial lending businesses, bringing our total signed deals to date to $126 billion. We also expect to launch the Synchrony share exchange next week, which will significantly reduce the amount of GE stock outstanding. Through the exchange and dividends, we are on track to return ~$30 billion to shareowners in 2015."

Jeff Immelt
Chairman and CEO

INDUSTRIAL OPERATING EPS $0.25, +9%
INDUSTRIAL SEGMENT PERFORMANCE

3Q	Reported	V%	Organic V%
Orders	$23.2B	-26%	-23%
Revenues	$26.2B	-1%	+4%
Operating Profit	$4.5B	+5%	+9%
YTD			
Orders	$73.4B	-9%	-4%
Revenues	$77.5B	-1%	+4%
Operating Profit	$12.4B	+6%	+11%

OPERATING PERFORMANCE

INDUSTRIAL OPERATING + VERTICALS EPS

$0.25
$0.02
$0.29
$0.03
VERTICALS
+16%
INDUST.
$0.23
$0.25
3Q'14
3Q'15

OPERATING EPS

$0.31
$0.32
+3%
3Q'14
3Q'15

INDUSTRIAL SEGMENT OPERATING MARGINS

16.3%
17.3%
+100 bps
3Q'14
3Q'15

INDUSTRIAL CASH GENERATION (YTD CFOA)

$5.0B
$6.1B
+23%
3Q'14
3Q'15

GE 3Q 2015 EARNINGS OCTOBER 16, 2015

2

INDUSTRIAL DEAL HIGHLIGHTS

- **Power & Water:** 4 HA turbine orders in 3Q; 21 in backlog
- **Healthcare:** Value-based radiology services collaboration with Temple University Health System
- **Healthcare:** Launch of cSound, 4D cardiovascular ultrasound
- **Aviation:** GEnx wins with Qantas and CIT Aerospace; Flight Efficiency Services agreements with Qantas and Southwest Airlines
- **Energy Management:** Tidal power launch customer, Swansea Bay $155 million
- **Distributed Power:** 6-unit order for new LM6000 PF+ aeroderivative turbine
- **Oil & Gas:** Subsea services agreement with Statoil
- **Transportation:** 201 Tier-4 compliant locomotives shipped in 3Q; 500+ shipped to date

GE STORE HIGHLIGHTS

- **Industrial Internet:** At annual Minds + Machines event, GE said software & solutions are set to deliver $5 billion in revenues this year with $6 billion in orders
- **Technology:** GE researchers successfully demonstrate world's most efficient megawatt-scale solar converter with GE's advanced silicon carbide technology
- **Current Launch:** GE announces Current, an internal start-up with technology from Lighting, Digital, Solar, Energy Management; launches with $1 billion in sales
- **GE2GE Synergy:** Power Conversion to sell $120 million of low-volt controls and switchgear into Alstom

INDUSTRIAL OPERATING PERFORMANCE

BACKLOG

$256B
$270B
EQUIP.
$70
$70
+5%
SERVICES
$186
$199
3Q'14
3Q'15

ORDERS

$31.4B
$19.7
$23.2B
EQUIP.
$11.2
-26%
SERVICES
$11.7
$12.0
3Q'14
3Q'15

SEGMENT PROFIT

$4.3B
$4.5B
+5%
3Q'14
3Q'15

SEGMENT GROSS MARGINS

26.8%
27.6%
+80 bps
3Q'14
3Q'15

3Q GE CAPITAL HIGHLIGHTS

GE CAPITAL EARNINGS WALK	3Q'15
Verticals	$351MM
Consumer/Exit/HQ	$384MM
Continuing operations	**$734MM**
Discontinued operations	$(347)MM
Net earnings	**$387MM**

ENI (EX. LIQUIDITY)
AS ORIGINALLY REPORTED

$365B
$176B1
-52%
3Q'14
3Q'15

DIVIDEND TO PARENT

$0.5B
YTD

GECC TIER 1 COMMON RATIO[2]

13.7%
3Q'15

[1]$271 billion including discontinued operations
[2]Basel 3 Tier 1 Common ratio estimated based on U.S. standardized transitional basis

"GE is executing and is on track to deliver on its 2015 goals. Our portfolio transformation is happening at an unprecedented pace. We have a focused infrastructure business with leading capabilities in our markets. We are positioned to grow faster than our competitors, with a strong dividend. We are growing operating and gross profit margins, executing our cost-out initiatives, and making corporate smaller. We have a $199 billion backlog of services that positions the Company well for any cycle. We are transforming GE into the world's premier Digital Industrial company, in a unique position to drive outcomes for customers and grow margins."

Jeff Immelt
Chairman and CEO

GE 3Q 2015 EARNINGS

OCTOBER 16, 2015

3

THIRD-QUARTER 2015 HIGHLIGHTS

OPERATING EARNINGS

EARNINGS	EPS
$3.3B	$0.32

INDUSTRIAL OPERATING + VERTICALS EARNINGS

EARNINGS	EPS
$2.9B	$0.29

GAAP EARNINGS FROM CONTINUING OPERATIONS (ATTRIBUTABLE TO GE)

EARNINGS	EPS
$2.9B	$0.28

GAAP NET EARNINGS (ATTRIBUTABLE TO GE)

EARNINGS	EPS
$2.5B	$0.25

REVENUES

REVENUES	INDUSTRIAL SALES	GECC
$31.7B	$25.6B	$6.3B

Third-quarter results webcast at 8:30 a.m. ET today

www.ge.com/investor

Related charts are now posted on our website for your review prior to the call.

YEAR-TO-DATE HIGHLIGHTS

OPERATING EARNINGS

EARNINGS	EPS
$(0.7)B	$(0.07)

INDUSTRIAL OPERATING + VERTICALS EARNINGS

EARNINGS	EPS
$8.0B	$0.80

GAAP EARNINGS FROM CONTINUING OPERATIONS (ATTRIBUTABLE TO GE)

EARNINGS	EPS
$(2.1)B	$(0.21)

GAAP NET EARNINGS (ATTRIBUTABLE TO GE)

EARNINGS	EPS
$(12.4)B	$(1.23)

REVENUES

REVENUES	INDUSTRIAL SALES	GECC
$92.7B	$75.6B	$17.5B

The reasons we use these non-GAAP financial measures and the reconciliation to their most directly comparable GAAP financial measure are included in the accompanying tables, which include information integral to assessing the Company's financial position, operating performance and cash flow.

NOTE: Amounts reported in billions in graphs within this release are computed based on the amounts in millions. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within the tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

GE 3Q 2015 EARNINGS OCTOBER 16, 2015

4

GE's Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements"— that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our announced plan to reduce the size of our financial services businesses, including expected cash and non-cash charges associated with this plan; expected income; earnings per share; revenues; organic growth; margins; cost structure; restructuring charges; cash flows; return on capital; capital expenditures, capital allocation or capital structure; dividends; and the split between Industrial and GE Capital earnings. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: obtaining (or the timing of obtaining) any required regulatory reviews or approvals or any other consents or approvals associated with our announced plan to reduce the size of our financial services businesses; our ability to complete incremental asset sales as part of that plan in a timely manner (or at all) and at the prices we have assumed; changes in law, economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices and the value of financial assets, including the impact of these conditions on our ability to sell or the value of incremental assets to be sold as part of our announced plan to reduce the size of our financial services businesses as well as other aspects of that plan; the impact of conditions in the financial and credit markets on the availability and cost of GECC's funding, and GECC's exposure to counterparties; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage loan repurchase claims and other litigation claims in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC's ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors; our ability to convert pre-order commitments/ wins into orders; the price we realize on orders since commitments/wins are stated at list prices; customer actions or developments such as early aircraft retirements or reduced energy demand and other factors that may affect the level of demand and financial performance of the major industries and customers we serve; the effectiveness of our risk management framework; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation; adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to us or Synchrony Financial that could prevent us from completing the Synchrony Financial split-off as planned; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; our success in completing, including obtaining regulatory approvals for, announced transactions, such as the proposed transactions and alliances with Alstom, Appliances and our announced plan to reduce the size of our financial services businesses, and our ability to realize anticipated earnings and savings; our success in integrating acquired businesses and operating joint ventures; the impact of potential information technology or data security breaches; and the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

This document also contains non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the accompanying supplemental information posted to the investor relations section of our website at www.ge.com.

In this document, "GE" refers to the Industrial businesses of the Company including GECC on an equity basis. "GE (ex-GECC)" and/or "Industrial" refer to GE excluding Financial Services.

Investor Contact:
Matt Cribbins, 203.373.2424
matthewg.cribbins@ge.com

Media Contact:
Seth Martin, 203.572.3567
seth.martin@ge.com

GE 3Q 2015 EARNINGS OCTOBER 16, 2015

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Consolidated			GE(a)			Financial Services (GECC)
Three months ended September 30	2015	2014	V%	2015	2014	V%	2015	2014	V%

Revenues and other income
Sales of goods and services	$25,527	$25,890	(1)%	$25,612	$26,025	(2)%	$21	$28	(25)%
Other income	169	258		201	236		-	-
GECC earnings from continuing operations	-	-		734	843		-	-
GECC revenues from services	5,984	5,959		-	-		6,290	6,356
Total revenues and other income	31,680	32,107	(1)%	26,547	27,104	(2)%	6,312	6,384	(1)%
Costs and expenses
Cost of sales	19,249	19,740		19,336	19,877		18	25
Interest and other financial charges	1,462	1,325		440	377		1,151	1,061
Investment contracts, insurance losses and
insurance annuity benefits	676	662		-	-		717	700
Provision for losses on financing receivables	738	858		-	-		738	858
Other costs and expenses	6,298	6,318		3,549	3,686		2,918	2,857
Total costs and expenses	28,423	28,903	(2)%	23,325	23,940	(3)%	5,542	5,501	1%
Earnings from continuing operations
before income taxes	3,257	3,204	2%	3,222	3,164	2%	769	883	(13)%
Benefit (provision) for income taxes	(365)	(401)		(413)	(416)		48	15
Earnings from continuing operations	2,892	2,803	3%	2,809	2,748	2%	817	898	(9)%
Earnings (loss) from discontinued
operations, net of taxes	(347)	706		(347)	706		(347)	706
Net earnings	2,545	3,509	(27)%	2,462	3,454	(29)%	470	1,604	(71)%
Less net earnings (loss) attributable to
noncontrolling interests	39	(28)		(43)	(83)		83	55
Net earnings attributable
to the Company	2,506	3,537	(29)%	2,506	3,537	(29)%	387	1,549	(75)%
Preferred stock dividends declared	-	-		-	-		-	-
Net earnings attributable to
GE common shareowners	$2,506	$3,537	(29)%	$2,506	$3,537	(29)%	$387	$1,549	(75)%
Amounts attributable to GE common
shareowners:
Earnings from continuing operations	$2,892	$2,803	3%	$2,809	$2,748	2%	$817	$898	(9)%
Less net earnings (loss) attributable
to noncontrolling interests	39	(28)		(43)	(83)		83	55
Earnings from continuing operations
attributable to the Company	2,853	2,831	1%	2,853	2,831	1%	734	843	(13)%
GECC preferred stock dividends declared	-	-		-	-		-	-
Earnings from continuing operations
attributable to GE common shareowners	2,853	2,831	1%	2,853	2,831	1%	734	843	(13)%
Earnings (loss) from discontinued
operations, net of taxes	(347)	706		(347)	706		(347)	706
Net earnings attributable to GE
common shareowners	$2,506	$3,537	(29)%	$2,506	$3,537	(29)%	$387	$1,549	(75)%
Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.28	$0.28	-%
Basic earnings per share	$0.28	$0.28	-%
Per-share amounts - net earnings
Diluted earnings per share	$0.25	$0.35	(29)%
Basic earnings per share	$0.25	$0.35	(29)%
Total average equivalent shares
Diluted earnings	10,173	10,119	1%
Basic earnings	10,103	10,039	1%
Dividends declared per common share	$0.23	$0.22	5%
Amounts attributable to GE
common shareowners:
Earnings from continuing operations	$2,853	$2,831	1%
Adjustment (net of tax): non-operating
pension costs	450	349
Operating earnings (non-GAAP measure)	$3,303	$3,180	4%
Operating earnings - diluted
earnings per share (non-GAAP measure)	$0.32	$0.31	3%
(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Amounts may not add due to rounding.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2014 consolidated financial statements at www.ge.com/ar2014 and our Form 8-K filed on August 7, 2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)

	Consolidated			GE(a)			Financial Services (GECC)
Nine months ended September 30	2015	2014	V%	2015	2014	V%	2015	2014	V%

Revenues and other income
Sales of goods and services	$75,266	$75,839	(1)%	$75,592	$76,262	(1)%	$64	$89	(28)%
Other income	1,092	792		1,023	689		-	-
GECC earnings (loss) from continuing operations	-	-		(7,394)	3,252		-	-
GECC revenues from services	16,373	17,964		-	-		17,388	19,134
Total revenues and other income	92,731	94,595	(2)%	69,221	80,203	(14)%	17,452	19,223	(9)%
		-			-			-
Costs and expenses
Cost of sales	57,438	58,268		57,769	58,698		58	81
Interest and other financial charges	3,976	3,975		1,243	1,142		3,096	3,184
Investment contracts, insurance losses and
insurance annuity benefits	1,952	1,940		-	-		2,070	2,041
Provision for losses on financing receivables	4,636	2,693		-	-		4,636	2,693
Other costs and expenses	19,125	18,744		11,035	11,355		8,555	8,005
Total costs and expenses	87,127	85,620	2%	70,048	71,195	(2)%	18,415	16,004	15%
Earnings (loss) from continuing operations
before income taxes	5,604	8,975	(38)%	(827)	9,008	U	(963)	3,219	U
Benefit (provision) for income taxes	(7,466)	(1,034)		(1,302)	(1,143)		(6,164)	109
Earnings (loss) from continuing operations	(1,862)	7,941	U	(2,129)	7,865	U	(7,127)	3,328	U
Earnings (loss) from discontinued
operations, net of taxes	(10,336)	2,065		(10,336)	2,065		(10,332)	2,070
Net earnings (loss)	(12,198)	10,006	U	(12,465)	9,930	U	(17,459)	5,398	U
Less net earnings (loss) attributable to
noncontrolling interests	229	(75)		(38)	(151)		267	76
Net earnings (loss) attributable to
the Company	(12,427)	10,081	U	(12,427)	10,081	U	(17,726)	5,322	U
Preferred stock dividends declared	-	-		-	-		(161)	(161)
Net earnings (loss) attributable to
GE common shareowners	$(12,427)	$10,081	U	$(12,427)	$10,081	U	$(17,887)	$5,161	U
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$(1,862)	$7,941	U	$(2,129)	$7,865	U	$(7,127)	$3,328	U
Less net earnings (loss) attributable					-
to noncontrolling interests	229	(75)		(38)	(151)		267	76
Earnings (loss) from continuing operations
attributable to the Company	(2,091)	8,016	U	(2,091)	8,016	U	(7,394)	3,252	U
GECC preferred stock dividends declared	-	-		-	-		(161)	(161)
Earnings (loss) from continuing operations
attributable to GE common shareowners	(2,091)	8,016	U	(2,091)	8,016	U	(7,555)	3,091	U
Earnings (loss) from discontinued
operations, net of taxes	(10,336)	2,065		(10,336)	2,065		(10,332)	2,070
Net earnings (loss) attributable to GE
common shareowners	$(12,427)	$10,081	U	$(12,427)	$10,081	U	$(17,887)	$5,161	U

Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$(0.21)	$0.79	U
Basic earnings (loss) per share	$(0.21)	$0.80	U
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$(1.23)	$0.99	U
Basic earnings (loss) per share	$(1.23)	$1.00	U
Total average equivalent shares
Diluted earnings	10,085	10,121	- %
Basic earnings	10,085	10,042	- %
Dividends declared per common share	$0.69	$0.66	5%

Amounts attributable to GE
common shareowners:
Earnings (loss) from continuing operations	$(2,091)	$8,016	U
Adjustment (net of tax): non-operating
pension costs	1,350	1,035
Operating earnings (loss) (non-GAAP measure)	$(741)	$9,051	U
Operating earnings (loss) - diluted
earnings (loss) per share (non-GAAP measure)	$(0.07)	$0.89	U
(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Amounts may not add due to rounding.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2014 consolidated financial statements at www.ge.com/ar2014 and our Form 8-K filed on August 7, 2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Revenues(a)
Power & Water	$6,461	$6,375	1%	$18,978	$18,176	4%
Oil & Gas	3,868	4,597	(16)%	11,891	13,666	(13)%
Energy Management	1,773	1,813	(2)%	5,226	5,341	(2)%
Aviation	6,001	5,698	5%	17,927	17,566	2%
Healthcare	4,255	4,485	(5)%	12,666	13,166	(4)%
Transportation	1,593	1,540	3%	4,322	4,073	6%
Appliances & Lighting	2,293	2,117	8%	6,469	6,094	6%
Total industrial segment revenues	26,243	26,625	(1)%	77,479	78,082	(1)%
GE Capital	6,312	6,384	(1)%	17,452	19,223	(9)%
Total segment revenues	32,555	33,009	(1)%	94,931	97,305	(2)%
Corporate items and eliminations(a)	(875)	(902)	(3)%	(2,201)	(2,710)	(19)%
Consolidated revenues and other income
from continuing operations	$31,680	$32,107	(1)%	$92,731	$94,595	(2)%

Segment profit (loss)(a)
Power & Water	$1,270	$1,191	7%	$3,362	$3,212	5%
Oil & Gas	584	660	(12)%	1,599	1,771	(10)%
Energy Management	127	59	F	237	133	78%
Aviation	1,353	1,264	7%	3,936	3,576	10%
Healthcare	652	727	(10)%	1,944	2,027	(4)%
Transportation	379	342	11%	934	814	15%
Appliances & Lighting	165	88	88%	432	243	78%
Total industrial segment profit	4,530	4,331	5%	12,445	11,776	6%
GE Capital	734	843	(13)%	(7,555)	3,091	U
Total segment profit (loss)	5,264	5,174	2%	4,890	14,867	(67)%
Corporate items and eliminations(a)	(1,559)	(1,550)	1%	(4,436)	(4,566)	(3)%
GE interest and other financial charges	(440)	(377)	17%	(1,243)	(1,142)	9%
GE provision for income taxes	(413)	(416)	(1)%	(1,302)	(1,143)	14%
Earnings (loss) from continuing operations
attributable to the Company	2,853	2,831	1%	(2,091)	8,016	U
Earnings (loss) from discontinued operations,
net of taxes	(347)	706	U	(10,336)	2,065	U
Consolidated net earnings (loss)
attributable to the Company	$2,506	$3,537	(29)%	$(12,427)	$10,081	U

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, the portion of earnings attributable to noncontrolling interests of consolidated subsidiaries, and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Appliances & Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS
ADDITIONAL INFORMATION (UNAUDITED)

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

GE Capital

Revenues
Commercial Lending and Leasing (CLL)	$285	$251	14%	$790	$743	6%
Consumer	3,652	3,622	1%	9,237	10,822	(15)%
Energy Financial Services	225	344	(35)%	906	1,120	(19)%
GE Capital Aviation Services (GECAS)	1,307	1,262	4%	3,935	3,952	- %
	5,468	5,479	- %	14,867	16,637	(11)%
GECC corporate items and eliminations	843	905	(7)%	2,585	2,586	- %
Total revenues	$6,312	$6,384	(1)%	$17,452	$19,223	(9)%

Segment profit (loss)
CLL	$111	$90	23%	$286	$252	13%
Consumer	795	621	28%	(1,521)	1,879	U
Energy Financial Services	(38)	61	U	106	290	(63)%
GECAS	313	133	F	981	828	18%
	1,180	905	30%	(149)	3,249	U
GECC corporate items and eliminations	(445)	(62)	U	(7,245)	3	U
Preferred stock dividends declared	-	-	- %	(161)	(161)	- %
Total segment profit (loss)	$734	$843	(13)%	$(7,555)	$3,091	U

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

	Consolidated		GE(a)		Financial Services (GECC)
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in billions)	2015	2014	2015	2014	2015	2014

Assets
Cash & marketable securities	$136.0	$123.3	$16.9	$16.0	$119.1	$107.3
Receivables	22.3	23.2	10.8	11.5	-	-
Inventories	19.3	17.7	19.2	17.6	0.1	0.1
GECC financing receivables - net	72.4	110.3	-	-	83.7	122.5
Property, plant & equipment - net	50.7	48.3	16.7	17.2	34.5	31.5
Investment in GECC	-	-	63.2	82.5	-	-
Goodwill & intangible assets	75.3	76.8	62.6	64.5	12.6	12.3
Other assets	52.2	60.2	33.3	33.5	26.7	34.3
Financing receivables held for sale	22.8	0.4	-	-	23.7	0.8
Assets of businesses held for sale	8.3	6.3	3.4	2.8	4.9	3.5
Assets of discontinued operations	121.9	186.9	-	-	121.9	186.9
Total assets	$581.3	$653.5	$226.1	$245.7	$427.4	$499.2

Liabilities and equity
Borrowings and bank deposits	$275.2	$313.7	$20.7	$16.3	$255.7	$298.3
Investment contracts, insurance liabilities and
insurance annuity benefits	26.1	27.6	-	-	26.6	28.0
Other liabilities	114.9	123.2	91.7	98.7	29.8	31.3
Liabilities of businesses held for sale	1.4	3.4	1.8	1.5	0.3	2.4
Liabilities of discontinued operations	43.8	48.8	0.1	0.1	43.6	48.7
GE Shareowners' equity	111.2	128.2	111.2	128.2	68.2	87.5
Noncontrolling interests	8.8	8.7	0.7	0.8	3.2	2.9
Total liabilities and equity	$581.3	$653.5	$226.1	$245.7	$427.4	$499.2

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Amounts may not add due to rounding

Supplemental data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2014 consolidated financial statements at www.ge.com/ar2014 and our Form 8-K filed on August 7, 2015 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

 We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to:

•	Industrial operating earnings and EPS and GE Capital operating earnings (loss) and EPS
•	GE Industrial operating + Verticals EPS
•	GE Industrial + Verticals revenues
•	Industrial segment organic revenue growth
•	Industrial segment organic operating profit growth
•	Oil & Gas organic operating profit growth
•	Industrial cash flows from operating activities (Industrial CFOA)
•	GE Capital ending net investment (ENI), excluding liquidity
•	GECC Tier 1 common ratio estimate

The reconciliations of these measures to the most comparable GAAP measures follow. Effective September 30, 2015, certain columns and rows may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING EARNINGS AND EPS AND GE CAPITAL OPERATING EARNINGS (LOSS) AND EPS

	Three months ended September 30			Nine months ended September 30
(Dollars in millions; except per share amounts)	2015	2014	V%	2015	2014	V%

Earnings (loss) from continuing operations attributable to GE	$2,853	$2,831		$(2,091)	$8,016
Adjustment (net of tax): non-operating pension costs	450	349		1,350	1,035
Operating earnings (loss)	3,303	3,180	4%	(741)	9,051	U

Less GECC earnings (loss) from continuing operations
attributable to GE common shareowners	734	843		(7,555)	3,091
Operating earnings excluding GECC earnings from continuing
operations attributable to GE
(Industrial operating earnings)	$2,569	$2,337	10%	$6,814	$5,960	14%
Operating earnings (loss) less Industrial operating
earnings (GE Capital operating earnings (loss))	734	843	(13)%	(7,555)	3,091	U
Operating earnings (loss)	3,303	3,180	4%	(741)	9,051	U

Earnings (loss) per share - diluted(a)
Operating earnings per share attributable
to Industrial (Industrial operating EPS)	$0.25	$0.23	9%	$0.68	$0.59	15%
Operating earnings (loss) per share attributable
to GE Capital (GE Capital operating EPS)	0.07	0.08	(13)%	(0.75)	0.31	U
Total operating earnings (loss) per share	$0.32	$0.31	3%	$(0.07)	$0.89	U

(a)	Earnings (loss)-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and curtailment loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

We believe that presenting operating earnings and operating EPS separately for our industrial and financial services businesses also provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

GE INDUSTRIAL OPERATING + VERTICALS EPS

	Three months ended September 30			Nine months ended September 30
(Dollars in millions; except per share amounts)	2015	2014	V%	2015	2014	V%

GE Capital operating earnings (loss)	$734	$843	(13)%	(7,555)	3,091	U
Less: Verticals earnings(a)	351	226		1,228	1,199
GE Capital operating earnings less Verticals earnings(b)	$384	$617	(38)%	(8,783)	1,892	U

Industrial operating earnings	$2,569	$2,337	10%	$6,814	$5,960	14%
Verticals earnings(a)	351	226		1,228	1,199
Industrial operating earnings + Verticals earnings	$2,920	$2,563	14%	8,042	7,159	12%

Earnings (loss) per share - diluted(c)
Industrial operating earnings-per-share	$0.25	$0.23	9%	$0.68	$0.59	15%
Verticals earnings-per-share	0.03	0.02	50%	0.12	0.12	-%
Industrial operating + Verticals earnings-per-share	$0.29	$0.25	16%	$0.80	$0.71	13%

(a)
Verticals include businesses expected to be retained (GECAS, EFS, Healthcare Equipment Finance, Working Capital Solutions, and run-off Insurance), including allocated corporate costs of $25 million and $58 million after tax in the three months ended September 30, 2015 and 2014, respectively.

(b)	Includes $795 million and $621 million of Consumer after-tax operating earnings for the three months ended September 30, 2015 and 2014, respectively.
(c)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GECC businesses that we expect to retain.  We believe that presenting Industrial operating + Vertical earnings-per-share amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

GE INDUSTRIAL + VERTICALS REVENUES

	Three months ended September 30
(Dollars in millions)	2015	2014	V%

GE Capital revenues	$6,312	$6,384	(1)%
Less: Verticals revenues(a)	2,577	2,655	(3)%
GE Capital revenues less Verticals revenues	$3,735	$3,729	-%

Industrial segment revenues	$26,243	$26,625	(1)%
Verticals revenues(a)	2,577	2,655	(3)%
Corporate items and eliminations	(875)	(902)	(3)%
GE Industrial + Verticals revenues	$27,945	$28,378	(2)%
Less the effects of:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for investment)
and currency exchange rates	(932)	111
GE Industrial + Verticals revenues excluding effects of acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency
exchange rates (GE Industrial + Verticals revenues)	$28,877	$28,267	2%

(a)	Verticals include businesses expected to be retained (GECAS, EFS, Healthcare Equipment Finance, Working Capital Solutions, and run-off Insurance).

As described above, Verticals represents the GECC businesses that we expect to retain.  We believe that presenting Industrial + Verticals revenues amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

INDUSTRIAL SEGMENT ORGANIC REVENUE GROWTH

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Segment revenues:
Power & Water	$6,461	$6,375		$18,978	$18,176
Oil & Gas	3,868	4,597		11,891	13,666
Energy Management	1,773	1,813		5,226	5,341
Aviation	6,001	5,698		17,927	17,566
Healthcare	4,255	4,485		12,666	13,166
Transportation	1,593	1,540		4,322	4,073
Appliances & Lighting	2,293	2,117		6,469	6,094
Industrial segment revenues	26,243	26,625	(1)%	77,479	78,082	(1)%
Less the effects of:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for investment)
and currency exchange rates	(1,238)	76		(3,217)	563
Industrial segment revenues excluding effects of acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$27,481	$26,549	4%	$80,696	$77,519	4%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

INDUSTRIAL SEGMENT ORGANIC OPERATING PROFIT GROWTH

	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2015	2014	V%	2015	2014	V%

Industrial segment profit	$4,530	$4,331	5%	$12,445	$11,776	6%
Less the effects of:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for
investment) and currency exchange rates	(168)	29		(483)	89
Industrial segment profit excluding effects of acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency
exchange rates (Industrial segment organic operating profit)	$4,698	$4,302	9%	$12,928	$11,687	11%

Operating profit growth measures profit excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. Management recognizes that the term "organic operating profit growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

OIL & GAS ORGANIC OPERATING PROFIT GROWTH

	Three months ended September 30
(Dollars in millions)	2015	2014	V%

Oil & Gas segment profit	$584	$660	(12)%
Less the effects of:
Acquisitions, business dispositions (other than
dispositions of businesses acquired for investment)
and currency exchange rates	(75)	2
Oil & Gas segment profit excluding effects of acquisitions,
business dispositions (other than dispositions of
businesses acquired for investment) and currency
exchange rates (Oil & Gas organic operating profit)	$659	$658	-%

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA)

	Nine months ended September 30
(Dollars in millions)	2015	2014	V%

Cash from GE's operating activities (continuing operations), as reported	$6,526	$7,175	(9)%
Less dividends from GECC	450	2,221
Cash from GE's operating activities (continuing operations),
excluding dividends from GECC (Industrial CFOA)	$6,076	$4,954	23%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs.  We believe that investors may find it useful to compare GE's operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

GE CAPITAL ENDING NET INVESTMENT (ENI), EXCLUDING LIQUIDITY

(Dollars in billions)	September 30, 2015	September 30, 2014(b)

Financial Services (GECC) total assets	$427.4	$506.9
Adjustment deferred Income taxes	6.4	-
GECC total assets	433.8	506.9
Less assets of discontinued operations	121.9	1.3
Less non-interest bearing liabilities	50.3	60.9
GE Capital ENI	261.6	444.7
Less liquidity(a)	85.5	79.9
GE Capital ENI, excluding liquidity	$176.1	$364.8
Discontinued operations, excluding liquidity	94.5
GECC ENI, excluding liquidity	$270.6

GE Capital ENI percentage variance to September 30, 2014	(52)%

(a)	Liquidity includes cash and equivalents and $3.2 billion of debt obligations of the U.S. Treasury at September 30, 2015.
(b)	As originally reported.

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding liquidity, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of liquidity resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Liquidity consists of cash and equivalents and certain debt obligations of the U.S. Treasury. As a general matter, investments included in liquidity are expected to be highly liquid, giving us the ability to readily convert them to cash. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

GECC TIER 1 COMMON RATIO ESTIMATE(a)

(Dollars in billions)	September 30, 2015

Shareowners' equity(b)	$68.2
Adjustments:
Preferred equity	(4.9)
Goodwill and other intangible assets	(15.5)
Other additions (deductions)	1.1
GECC Tier 1 common	48.9
Estimated risk-weighted assets(c)	356.7
GECC Tier 1 common ratio estimate	13.7%

(a)	Includes discontinued operations.
(b)	Total equity excluding noncontrolling interests.
(c)	Based on Basel 3 risk-weighted assets estimates.

The GECC Tier 1 common ratio estimate is the ratio of Tier 1 common equity to total risk-weighted assets as calculated based on our interpretation of the standardized U.S. Basel 3 capital rules on a transitional basis, which is  subject to review and consultation with our regulators. As such, the methodology of calculating this ratio may be refined over time as we discuss its interpretation and application with our regulators. We are not required by our regulators to disclose this estimated capital ratio, and therefore this capital ratio is considered a non-GAAP financial measure. We believe that this capital ratio is a useful measure to investors because it is widely used by analysts and regulators to assess the capital position of financial services companies.